THIS SERVICE AGREEMENT ("Agreement") is made as of August 22, 2005

BETWEEN:

Cathay Merchant Group Ltd., a corporation organized under the laws of Samoa (**"Company"**)

AND:

Mr Stefan Feuerstein ("Service Provider").
Charlottenstrasse 59
D-10117 Berlin
GERMANY

(Each a **"Party"** and collectively the **"Parties"**).

WHEREAS:

The Company wishes to receive, and the Service Provider has agreed to provide advisory services relating to the operations of the aluminum processing operations of the Group (**"Services"**).

NOW THEREFORE, the Parties agree as follows:

1 DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, unless the context otherwise expressly requires, the following expressions shall have the following meanings:

"**Appointment**" means the appointment of the Service Provider in accordance with this Agreement;

"**Commencement Date**" means September 1, 2005;

"**Downpayment on Service fee**"; means the payment to be paid by the Company to the Service Provider in accordance with Clause 5.1;

"**Group**" means the Group Companies collectively;

"**Group Company**" means the Company and its subsidiaries and affiliated companies;

"**Services**" means the advisory services to be provided in accordance with Clause 3.1;

1.2 The headings in this Agreement are for convenience only and are not to be used as an aid to construction of this Agreement.

1.3 Reference to provisions of statutes, rules or regulations shall be deemed to include references to such provisions as amended, modified or re-enacted from time to time.

2 APPOINTMENT

2.1 The Company hereby engages the Service Provider and the Service Provider hereby accepts such engagement on the terms and conditions outlined in this Agreement.

3 SERVICES

3.1 The Service Provider shall provide the Services to the aluminum processing members of the Group (**"Aluminum Companies"**). Services may include:

- Coaching of employees as to the supervision, monitoring and control of production, operations, procurement, sales and marketing and human resources;
- General advice and consultation on operational aspects of the Aluminum Companies;
- Analysis of the commercial, financial and operational position of the Aluminum Companies
- Development of specific business and marketing strategies, including consulting relating to risk management;
- Assistance with the preparation of business and marketing plans, including restructuring measures, identification of new suppliers
- Consulting services during the implementation of business plans;
- Public relations and advertising; and
- Consulting on emergency situations (e.g. defaults).

3.2 The Service Provider shall exercise all proper skill and care, as well as professional and technical expertise and judgment, in the performance of his duties pursuant to this Appointment. The Services will be performed at the request of, and in full co-ordination and co-operation with the Company to its full and reasonable satisfaction, and the Service Provider shall be required to use his best endeavours when providing the Services.

3.3 The Parties to this Agreement expect that the remuneration payable under this Agreement will adequately and reasonably reflect the time to be spent, the know-how and skills employed and the experience utilized by the Service Provider. The Service Provider shall be free to reasonably determine the manner of performance of the Services, provided always that such performance shall be in accordance with the provisions of this Agreement and in a manner satisfactory to the Company.

3.4 Equipment necessary to provide the Services shall be provided by the Service Provider.

3.5 The Service Provider will perform the Services hereunder personally, which will include the physical presence at the locations of the production facilities or such other places world wide where required, in particular at the locations of clients, customers and suppliers.

3.6 The Service Provider shall co-ordinate the Services with person(s) nominated by the Company (**"Co-ordinators"**).

4 OBLIGATIONS OF THE SERVICE PROVIDER

4.1 The Service Provider shall not:

(a) Have any authority to incur any expenditure in the name of or for the account of the Group, unless agreed in advance;

(b) Create or incur any liability or obligation on behalf of the Group; or

(c) Hold itself out as having authority to do or say anything on behalf of or in the name of the Group, unless consented to by the respective Group Company.

4.2 The Service Provider warrants that it is an independent contractor and, as such, bears sole responsibility for the payment of any taxes, social security and insurance contributions which may be found due from it in relation to any payments or arrangements made under this Agreement, and further agrees to indemnify the Company in respect of all income taxes, social security and insurance contributions (including any interest, penalties and gross-up thereon) which may be found due from it on any payments or arrangements made thereunder.

5 REMUNERATION AND EXPENSES

5.1 In consideration of the provision of the Services to the Company, the Service Provider shall be entitled to a daily fee of € 750. Uupon presentation of monthly invoices including an accurate break down of the hours spent, The Company will pay to the Service Provider a monthly down.payment of EUR 15,000. The consideration set out in this clause 5.1 shall be reviewed mutually from time to time. On a monthly basis, the aggregate amount of daily fees shall not exceed the Downpayment. .

5.2 The Company shall pay the Downpayment on the fee within 7 days of receipt of each invoice by way of bank transfer to the Service Provider's account at such bank as advised by written notice to the Company. Any balance shall be settled by the Service Provider calendar quarterly.

5.3 The Company will reimburse the Service Provider on a monthly basis for all reasonable travel and other expenses (e.g. business class flights, first class train, middle class car rental, international standard hotel rooms or apartment, etc.), provided that such expenses were reasonably incurred in the proper performance of the Services. A statement of expenses, including supporting documents, should be submitted on a monthly basis at the same time as the invoice. Business trips outside of Europe require the prior consent of the Company.

6 CONFIDENTIALITY

6.1 Without prejudice to his statutory duties, the Service Provider shall not, either during or after the termination of his Appointment and except in the proper course of his duties or as required by law, use or divulge to any person, firm or company, and shall use his best endeavours to prevent the use or disclosure of, any business secrets or any information concerning the business or finances of the Company or the Group or of any dealings, transactions or affairs of the Company or the Group or any clearly confidential information which has or may come to his knowledge during the course of his Appointment. This restriction shall not prevent the use or disclosure of information which is in or comes into the public domain, otherwise than as a consequence of the Service Provider's breach of duty.

6.2 All notes, memoranda, records, tapes, discs, writings and designs of the Company and/or any Group Company made or received by the Service Provider relating to the business of the Company and/or any Group Company shall be and/or remain the property of the relevant Company and/or Group Company, and shall be handed over to the Company by the Service Provider from time to time on demand and in any event upon the termination of the Appointment.

7 INTELLECTUAL PROPERTY RIGHTS

7.1 All intellectual and industrial property rights and all other rights whatsoever in any information, concepts, ideas, inventions, improvements, designs, drawings, lay-outs, formats, texts, papers, documents, catalogues, photographs, other printed or written matter and know-how arising out of the Services, whether patentable or not, which may be conceived, prepared, developed or reduced into practice by the Service Provider in the course of carrying out the Service ("**Commissioned Works**") shall be the sole and exclusive property of the Company. In particular and without limitation, the Service Provider hereby absolutely assigns to the Company, free from all encumbrances, all existing and future copyright or similar rights worldwide in or connected with the Commissioned Works. The Service Provider will neither use the Commissioned Works for his own purposes, nor disclose or use them for the benefit of any third Party, without the prior written approval of the Company.

7.2 The Service Provider shall safeguard the Company's rights to the Commissioned Works, and shall at the Company's request assist it in establishing and protecting such rights, including executing documents and legal instruments and doing any other things which the Company deems reasonably necessary for such purpose.

7.3 Termination of this Agreement shall not affect the continuing enforceability of this Clause 7.

8 OTHER ASSIGNMENTS

8.1 The Service Provider may engage in any other business activities without competition restraint.

9 LIABILITY AND INDEMNITY

9.1 Each Party shall keep the respective other Party indemnified and held harmless from any actions, proceedings, costs, expenses, loss or damage whatsoever arising out of or in connection with the performance of the Services, or any other breach of this Agreement.

10 PERIOD OF APPOINTMENT, TERMINATION

10.1 The Service Provider shall commence the provision of the Services on the Commencement Date. The Agreement is entered into for a term of three years. Either Party may terminate this Agreement by giving the other Party three months written notice at the end of any given month.

10.2 Either the Company or the Service Provider may terminate this Agreement with immediate effect by sending a written notice to the other Party if the other Party commits a material breach of its obligations thereunder and, in the case of a breach capable of remedy, such breach is not remedied within 14 days of that other Party being specifically required to do so.

10.3 The Company may terminate this Agreement forthwith by sending a written notice to the Service Provider if it has conducted itself in a manner which has brought, or is likely to bring, either itself or any Group Company into disrepute, or which in the Company's opinion is prejudicial to its interests or has resulted in a material breach of the Service Provider's obligations under this Agreement and, in the case of a breach capable of remedy, where such breach is not remedied within fourteen (14) days of the Service Provider being specifically required to do so.

10.4 Any termination of this Agreement shall be without prejudice to any rights or liabilities of the Parties which have accrued on or before the date of termination, or that accrue as a result of the termination.

10.5 § 627 of the German Civil Code (*Bürgerliches Gesetzbuch*) shall be excluded.

11 NOTICES

11.1 Any notice or other document to be given under this Agreement shall be in writing and shall be deemed fully given:

(a) If left at or sent by (i) first class post or airmail or (ii) facsimile transmission or other means of telecommunication in permanent written form to the address shown on the face hereof, or such other address and/or number as either Party may substitute therefor by express written notice to the other Party; and

(b) When in the ordinary course of the means of transmission, it would first be received by the addressee during normal business hours.

11.2 In proving the giving of a notice, it shall be sufficient to prove that the notice was left or that the envelope containing such notice was properly addressed and dispatched or, as the case may be, electronically acknowledged.

12 ANCILLARY PROVISIONS

12.1 Partnership. Nothing in this Agreement shall create or be deemed to create a partnership or the relationship of principal and agent between the Parties, or the relationship of employer and employee between the Company and the Service Provider.

12.2 Severability. If any part of this Agreement is found by a court or other competent authority to be invalid, unlawful or unenforceable, then such part shall be severed from the remainder of this Agreement which shall continue to be valid and enforceable to the fullest extent permitted by law.

12.3 Waiver. No delay or failure by any Party to exercise any of its/their powers, rights or remedies under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any such powers, rights or remedies preclude any other or further exercise of them. The remedies provided in this Agreement are cumulative and are not exclusive of any other remedies provided by law.

12.4 Entire Agreement.

(a) This Agreement supersedes any agreements made or existing between the Company and/or a Group Company and the Service Provider before or simultaneously with this Agreement (all of which shall be deemed to have been terminated by mutual consent with effect from the date of this Agreement), and constitutes the entire understanding between the Parties in relation to the subject matter of this Agreement.

(b) Except as otherwise permitted by this Agreement, no change to its terms shall be effective unless it is in writing and signed by or on behalf of both Parties.

13 GOVERNING LAW & JURISDICTION

13.1 This Agreement shall be governed by and interpreted in accordance with the laws of British Columbia, Canada, and the Parties hereby submit to the jurisdiction of the courts and tribunals of Vancouver, B.C..

IN WITNESS HEREOF, this Agreement has been executed by the duly authorized representatives of the Company and the Service Provider as of the day and year first written above.

SIGNED On the date hereof by the Company	)))	**Cathay Merchant Group Ltd.**
SIGNED On the date hereof by the Service Provider	)))	**Mr Stefan Feuerstein**